Exhibit 10.18

STRONGBRIDGE BIOPHARMA PLC

2015 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Strongbridge Biopharma plc (the “Company”) has determined to grant to you an award of restricted stock units (the “RSUs”) under the 2015 Equity Compensation Plan (the “Plan”).  The terms of the grant are set forth in the attached Restricted Stock Unit Award Agreement (the “Agreement”).  The following provides a summary of the key terms of the Agreement; however, you should read the entire Agreement along with the terms of the Plan, to fully understand the Agreement.

SUMMARY OF RESTRICTED STOCK UNIT AWARD AGREEMENT

Grantee:

Date of Grant:

Vesting Schedule:

Total Number of Restricted Stock Units Granted:

STRONGBRIDGE BIOPHARMA PLC

2015 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of [DATE] (the “Date of Grant”) is delivered by Strongbridge Biopharma plc (the “Company”), to [NAME] (the “Grantee”).

The Company has determined to provide the Grantee an award of restricted stock units under the 2015 Equity Compensation Plan (the “Plan”) and in accordance with the terms and conditions set forth in this Agreement.  Capitalized terms that are used but not defined herein shall have the respective meanings accorded to such terms in the Plan.

The Plan is administered and interpreted by the Compensation Committee of the Board of Directors of the Company (the “Board”) (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan (the “Committee”). The Committee may delegate authority to one or more subcommittees as it deems appropriate. If a subcommittee is appointed, all references in this Agreement to the “Committee” shall be deemed to refer to the committee.

The Company and Grantee, intending to be legally bound hereby, agree as follows:

1.Grant of Restricted Stock Unit Award.  Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby awards to the Grantee [____] RSUs (as defined in the Plan) under the Plan.  The Grantee accepts the RSUs and agrees to be bound by the terms and conditions of this Agreement and the Plan with respect to the award. Each vested RSU entitles the Grantee to receive the one share of Common Stock, as described in Paragraph 2 below.

2.Vesting of Award/Payment of Shares.

(a)The RSUs shall vest in full on the second anniversary of the Date of Grant (the “Vesting Date”), if the Grantee continues to be employed by, or provide service to, the Company (or one of its Subsidiaries) from the Date of Grant until Vesting Date.

(b)If and when the RSUs vest, the Company will issue to the Grantee one share of Company Common Stock for each whole RSU that has vested, subject to satisfaction of the Grantee’s tax withholding obligations as described in Section 5 below.  The RSUs shall cease to be outstanding upon such issuance of shares.

(c)Unless otherwise provided in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Grantee shall forfeit the unvested RSUs in the event the Grantee ceases to be employed by, or provide service to, the Company (or one of its Subsidiaries) prior to the Vesting Date.

3.No Stockholder Rights Prior to Settlement; Issuance of Certificates. The Grantee shall have no rights as a stockholder with respect to any shares of Common Stock represented by the RSUs until the date of issuance of the shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if applicable.  Except as otherwise required by the Plan, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date, if any, that shares of Common Stock are issued.

4.Change of Control.  Upon a Change of Control, as defined in the Plan, the RSUs shall accelerate and vest and shall be paid pursuant to Section 2(b) above, provided that the Grantee is employed by, or providing service to, the Company (or one of its Subsidiaries) on the date of such Change of Control.

5.Withholding.  The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of the RSUs, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to the RSUs. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Employer with respect to the RSUs by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to deliver to the Grantee any Common Stock.  In the event the Company’s obligation to withhold arises prior to the delivery to the Grantee of Common Stock or it is determined after the delivery of Common Stock to the Grantee that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, the Grantee agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

6.Adjustments.  The provisions of the Plan applicable to adjustments (as described in Section 3 of the Plan) shall apply to the RSUs.

7.Assignment and Transfers.  The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the RSUs or any right hereunder, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the RSUs by notice to the Grantee, and the RSUs and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, Subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

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8.Miscellaneous.

(a)No Right to Employment.  The grant of the RSUs shall not be construed as giving the Grantee the right to be retained by or in the employ of the Employer or any other employment right.

(b)Delivery Subject to Legal Requirements. The obligation of the Company to deliver stock shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The issuance of shares to the Grantee pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(c)RSUs Subject to Plan.  By entering into this Agreement the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan.  The RSUs are subject to the Plan.  The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

(d)Committee Authority.  By entering into this Agreement the Grantee agrees and acknowledges that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming and interest in the RSUs.

(e)Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the RSUs under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of the RSUs hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect).

(d)Notices.  Any notice to be given to Company under the terms of this Agreement shall be addressed to the Company, at the attention of the Committee, at its principal place of business, and any notice to be given to Grantee may be sent to Grantee’s address as it appears in the payroll records of the Company, or at such other addresses as either party may designate in writing to the other.

(e)Section 409A.  This Agreement and the RSUs granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code, as set forth in Treasury Regulation Section 1.409A-1(b)(4) or any successor provision, or to comply with, or otherwise be exempt from, Section 409A of the Code.  This Agreement and the RSUs shall be

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administered, interpreted and construed in a manner consistent with Section 409A of the Code.  Each amount payable under this Agreement is designated as a separate identified payment for purposes of Section 409A of the Code.  The payment of dividend equivalents under Section 3 of this Agreement shall be construed as earnings and the time and form of payment of such dividend equivalents shall be treated separately from the time and form of payment of the underlying RSUs for purposes of Section 409A of the Code.

(f)Governing Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof

(g)Interpretation.  The Grantee accepts the RSUs subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan.

(g)Headings.  Headings are given to the paragraphs and subparagraphs of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(h)Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

(i)Complete Agreement.  Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the grant date shown above.

Strongbridge Biopharma plc

By:
Name:	[_________]
Title:	[_________]

I hereby accept the RSUs described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

GRANTEE:

Name:	[NAME]

(Signature Page to Restricted Stock Unit Agreement)